UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 4, 2006 (March 30, 2006)
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)
Registrant’s telephone number including area code: (214) 981-5000
Not Applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 7.01 Regulation FD.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Securities Purchase Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
     On March 30, 2006, Centex Financial Services, LLC, a Nevada limited liability company (the “Seller”) and an indirect wholly owned subsidiary of Centex Corporation (“Centex”), Centex Home Equity Company, LLC, a Delaware limited liability company (“CHEC”) and a wholly owned subsidiary of the Seller, and FIF HE Holdings LLC, a Delaware limited liability company (the “Purchaser”) and an affiliate of Fortress Investment Group LLC (“Fortress”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), under which the Seller agreed to sell and the Purchaser agreed to acquire all of the outstanding limited liability company interests in CHEC.
     The purchase price to be paid by the Purchaser to the Seller under the Securities Purchase Agreement (the “Purchase Price”) will be based on the book value of CHEC as of the date upon which the sale of CHEC is consummated (the “Closing Date”), plus a premium to be calculated in accordance with agreed upon procedures. The premium component of the Purchase Price will be determined by reference to, among other things, (i) the amount and value of the home equity loans and certain other assets of CHEC and its subsidiaries as of the Closing Date with certain adjustments and (ii) the volume of mortgage loans originated by CHEC during a two-year period after the Closing Date. Certain investment funds affiliated with Fortress have committed to provide the Purchaser with the funds required by it to pay the Purchase Price. Centex expects to use the net after-tax cash that becomes available to it in connection with the sale of CHEC to invest in its core Home Building operations and effect additional share repurchases.
     The Securities Purchase Agreement contains customary representations and warranties, including detailed representations regarding the business, operations, assets, liabilities, results of operations and financial condition of CHEC. The Seller has agreed to indemnify the Purchaser and its affiliates for losses arising from, among other things, (i) breaches of representations and warranties by the Seller or CHEC, (ii) certain tax liabilities and (iii) certain liabilities arising in connection with specified legal proceedings and claims. Centex has guaranteed the obligations of the Seller under the Securities Purchase Agreement.
     The sale of CHEC pursuant to the Securities Purchase Agreement is expected to be completed within approximately 90 to 120 days, subject to the satisfaction of certain conditions. These conditions include (i) obtaining all required consents for the sale of CHEC under laws and regulations applicable to the consumer finance, mortgage lending or servicing or insurance businesses conducted by CHEC and its subsidiaries (the “Financial Services Consents”) and (ii) obtaining certain other third party consents. There can be no assurance as to whether all such consents can be obtained within the time frame specified above, if at all. Either party may terminate the Securities Purchase Agreement under certain circumstances if the sale of CHEC has not been consummated by July 31, 2006, subject to extension for up to two additional 30-day periods if necessary to obtain the required Financial Services Consents.
     As part of the transaction, on the Closing Date, the Purchaser will purchase all of the mortgage loans held on such date in CHEC’s warehouse financing facility, Harwood Street

Funding II (“HSF II”). After the Closing Date, HSF II will be owned by an affiliate of the Seller and will be wound down during a period of 30 to 60 days.
     CHEC is the entity through which Centex conducts its business relating to the origination of primarily nonconforming home equity mortgage loans. The sub-prime lending market is comprised of borrowers whose financing needs are not being met by traditional mortgage lenders for a variety of reasons, including credit histories that may limit a borrower’s access to credit or a borrower’s need for specialized loan products. Since its inception, CHEC has focused on lending to individuals who have substantial equity in their homes but whose financing needs are not being met by traditional mortgage lenders. For additional information regarding CHEC and its business, financial condition and results of operations, please see our Annual Report on Form 10-K for the year ended March 31, 2005 and subsequent periodic reports filed by Centex with the Securities and Exchange Commission.
     The sale of CHEC does not include Centex’s other financial services operations, which include the mortgage origination operations of CTX Mortgage Company, LLC (“CTX Mortgage”) and the sale of title insurance and other insurance coverages, including property and casualty. CTX Mortgage is the entity through which Centex conducts its business relating to the origination of primarily prime mortgage loans. The activities of CTX Mortgage are closely aligned with Centex’s core Home Building operations. CTX Mortgage provides Centex home buyers with a streamlined home-closing and settlement process, which are important to ensuring customer satisfaction and quality. In connection with the sale of CHEC, CTX Mortgage and CHEC will enter into an alliance agreement (the “Alliance Agreement”) pursuant to which CTX will continue to sell sub-prime and certain other mortgage loans to CHEC in accordance with terms and provisions that are similar to the historical practices utilized by the parties for such transactions. Pursuant to the Alliance Agreement, CTX Mortgage and its affiliates will agree to comply with certain non-compete and exclusivity covenants for a limited period of time.
     Fortress is a global alternative investment and asset management firm founded in 1998 with approximately $21 billion in equity capital currently under management.
     The foregoing includes a summary of certain provisions of the Securities Purchase Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Securities Purchase Agreement, which is attached as an exhibit hereto.
Item 7.01 Regulation FD.
     On March 30, 2006, Centex issued a press release announcing the entry into the Securities Purchase Agreement described in Item 1.01.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	Securities Purchase Agreement among Centex Financial Services, LLC, Centex Home Equity Company, LLC and FIF HE Holdings LLC, dated as of March 30, 2006
99.1	Press Release dated March 30, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CORPORATION
By:	/s/ James R. Peacock III
James R. Peacock III
Vice President, Deputy General Counsel and Secretary

Date: April 4, 2006

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Securities Purchase Agreement among Centex Financial Services, LLC, Centex Home Equity Company, LLC and FIF HE Holdings LLC, dated as of March 30, 2006
99.1	Press Release dated March 30, 2006